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                     Strong International Stock Fund, Inc.

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


I.       AVERAGE ANNUAL TOTAL RETURN
         A.      Formula
                 -------
                          n                             n -----
                 P (1 + T)  = ERV          or      T = \ /ERV/P - 1

Where:           P =      a hypothetical initial payment of $10,000

                 T =      average annual total return

                 n =      number of years

               ERV =      ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated
                          periods.

         B.      Calculation
                 -----------
                      n -----
                 T = \ /ERV/P - 1

                 1.       One-year period 10-31-94 through 10-31-95
                                    1 ------------
                          -1.58% = \ /9,842/10,000 - 1

                 2.       Since inception 3-4-92 through 10-31-95
                                    3.659 -------------
                          11.31% = \     /14,797/10,000 - 1

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
II.     TOTAL RETURN
         A.      Formula
                 -------

                 EV-IV
                 -----

                   IV     =       TR

Where:           EV =     Value at the end of the period, including reinvestment of all dividends and capital gains distributions

                 IV =     Initial value of a hypothetical investment at the net asset value

                 TR =     Total Return

         B.      Calculation
                 -----------

                 EV-IV
                 -----
                   IV     =       TR

                 One-year period ended October 31, 1995

                          9,842-10,000
                           -----------
                              10,000               =        -1.58%
